PERNIX IRELAND PAIN DESIGNATED ACTIVITY COMPANY,

as Issuer,

the GUARANTORS party hereto

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of July 27, 2018

4.25%/5.25% Exchangeable Senior Notes due 2022

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of July 27, 2018, among Pernix Ireland Pain Designated Activity Company (f/k/a Pernix Ireland Pain Limited), a designated activity company organized under the laws of the Republic of Ireland (the “Issuer”), the guarantors party to the Indenture (as defined below) (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Guarantors and the Trustee entered into the Indenture, dated as of July 21, 2017 (the “Indenture”), relating to the Issuer’s 4.25%/5.25% Exchangeable Senior Notes due 2022 (the “Notes”);

WHEREAS, the Issuer intends to enter into an arrangement whereby it, in partnership with Highbridge Capital Management, LLC on behalf of various funds which it manages or advises (“HB”) and Whitebox Advisors, LLC, on behalf of various funds which it manages or advises (“WB”) will form a jointly owned special purpose entity, to be known as Nalpropion Pharmaceuticals, Inc. (or one or more other special purpose entities formed by HB, WB and the Issuer, and such entities’ successors and assigns (“Nalpropion”)) for the purpose of acquiring some or all of the assets of Orexigen Therapeutics, Inc., a Delaware corporation, and in connection therewith has requested that certain terms of the Indenture be amended as set forth herein;

WHEREAS, Section 10.02 of the Indenture provides that the Issuer and the Trustee may from time to time amend or supplement certain terms of the Indenture with the consent of Holders of not less than a majority in principal amount of the outstanding  Notes (the “Required Holders”);

WHEREAS, the written consent of the Required Holders pursuant to Section 8.01(a) of the Indenture has been obtained with respect to the proposed amendments set forth herein;

WHEREAS, in accordance with Section 10.02 of the Indenture, the Issuer desires, by this Supplemental Indenture, to amend the Indenture as set forth herein;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

SECTION 1.  The Indenture is hereby amended as follows:

(a) By the addition of the following definitions in the appropriate alphabetical order to Section 1.01 of the Indenture as follows:

“First Supplemental Indenture Effective Date” means July 27, 2018.

“Nalpropion JV” has the meaning set forth in the definition of “Orexigen Investment”.

“Nalpropion Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of April 23, 2018, between Orexigen Therapeutics, Inc., as seller, and the Nalpropion JV, as purchaser, as in effect on the First Supplemental Indenture Effective Date and as thereafter may be amended, restated, supplemented or modified from time to time in accordance with Section 4.25 of the Indenture.

“Nalpropion Documents” means, collectively, the Nalpropion Asset Purchase Agreement, the Nalpropion Governance Documents, the Nalpropion Services Agreement and the Nalpropion Stockholders Agreement.

“Nalpropion Governance Documents” means the bylaws and certificate of incorporation of the Nalpropion JV, as in effect on the First Supplemental Indenture Effective Date and as thereafter may be amended, restated, supplemented or modified from time to time in accordance with Section 4.25 of the Indenture.

“Nalpropion Services Agreement” means that certain services agreement, dated as of July 13, 2018, between Pernix Therapeutics and Nalpropion JV, as in effect on the First Supplemental Indenture Effective Date and as thereafter may be amended, restated, supplemented or modified from time to time in accordance with Section 4.25 of the Indenture.

“Nalpropion Stockholders Agreement” means that certain stockholders agreement dated as of July 13, 2018 among Nalpropion JV, 1992 MSF International Ltd., 1992 Tactical Credit Master Fund, L.P., 1992 Master Fund Co-Invest SPC3, Whitebox Caja Blanca Fund, LP, Whitebox Multi-Strategy Partners, L.P., Whitebox Asymmetric Partners, L.P., the Issuer and each other equity holder of Nalpropion JV that becomes party thereto, as in effect on the First Supplemental Indenture Effective Date and as thereafter may be amended, restated, supplemented or modified from time to time in accordance with Section 4.25 of the Indenture.

“Orexigen Acquisition” means the acquisition by the Nalpropion JV of some or all of the assets of Orexigen Therapeutics, Inc., a Delaware corporation, in accordance with the terms of the Nalpropion Asset Purchase Agreement.

“Orexigen Investment” means any Investment by Holdings or any of its Subsidiaries made (i) (x) in accordance with the Nalpropion Governance Documents to create and form Nalpropion Pharmaceuticals, Inc. (the “Nalpropion JV”) for the purpose of consummating the Orexigen Acquisition in accordance with the Nalpropion Asset Purchase Agreement and (y) to create and/or form any pass-through entities, blocker entities or other holding companies connection therewith, (ii) for the purpose of consummating the Orexigen Acquisition in accordance with the Nalpropion Asset Purchase Agreement, including, without

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limitation, the use of proceeds of Debt incurred under the Delayed Draw Term Loan Facility or other Investments to permit the Nalpropion JV to consummate the Orexigen Acquisition in accordance with the Nalpropion Asset Purchase Agreement (including, without limitation, loans to the Nalpropion JV, the proceeds of which shall constitute part of the consideration for the Orexigen Acquisition), (iii) to enable Pernix Therapeutics to fulfill its obligations under the Nalpropion Services Agreement, or (iv) to purchase additional Equity Interests or other ownership interests in the Nalpropion JV in accordance with the Nalpropion Stockholders Agreement.

“Orexigen Transaction” means any transaction between Holdings or any of its Subsidiaries, on the one hand, and the Nalpropion JV, on the other hand, pursuant to the Nalpropion Services Agreement and any management or other fees or payment or reimbursement obligations or similar arrangements provided for therein (including any “true up” payment provisions).

“Pernix Therapeutics” means Pernix Therapeutics, LLC, a Louisiana limited liability company.

(b) By amending and restating the definition of “Permitted Business” in Section 1.01 of the Indenture as follows:

“Permitted Business” means (x) any of the businesses in which the Credit Parties and their Subsidiaries are engaged on the Issue Date, (y) any business related or complementary thereto, and (z) any business pursuant to the Orexigen Investment or any Orexigen Transaction.

(c) By amending the definition of “Permitted Investments” in Section 1.01 of the Indenture by (i) deleting “and” at the end of clause (m) therein, (ii) replacing “.” with “; and” at the end of clause (n) therein, and (ii) adding immediately after clause (n):

(o) any Orexigen Investment;

(d) By replacing clause (d)(4) of Section 4.15, “Limitations on Transactions with Affiliates,” of the Indenture as follows:

(4) any transaction or agreement entered into in connection with the Orexigen Acquisition, Orexigen Investment or any Orexigen Transaction;

(e) By amending Section 4.25, “Material Contracts,” of the Indenture to add the following new clause (c):

(c) Other than as consented to by the Required Holders, each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to amend, change or modify any Nalpropion Document if the effect of such amendment, change or modification, individually or in the aggregate, (x) would amend, modify, change and/or add any material

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obligation of the Issuer or any of its Subsidiaries thereunder in a manner adverse to the interests of the Holders or (y) could reasonably be expected to be materially adverse to the interests of the Holders.

(f) By amending Section 4.27 of the Indenture as follows:

Section 4.27. Restrictive Agreements. Except as provided in the following sentence, each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind in any case on the ability of any Subsidiary of any Credit Party to: (A) pay or make Restricted Distributions to any Credit Party; (B) pay any Debt owed to any Credit Party; (C) make loans or advances to any Credit Party; or (D) transfer any of its property or assets to any Credit Party. Notwithstanding the immediately prior sentence, each Credit Party and each of the Credit Parties’ Subsidiaries may create, cause or suffer to exist or become effective any such consensual encumbrance or restriction provided by (a) this Indenture, (b) the Treximet Indenture, (c) the Existing Notes Indenture, (d) any agreement entered into to refinance all or any part of the Notes (but only to the extent the consensual encumbrances or restrictions contained therein that limit the actions described in (A) – (D) above are no more restrictive with respect to such actions than this Indenture if less than all of the Notes will be refinanced), (e) the ABL Facility Agreement and any other agreement entered into in connection with an ABL Facility, (f) the Delayed Draw Term Loan Agreement and any other agreement entered into in connection with the Delayed Draw Term Loan Facility (or any portion thereof), (g) any instrument governing Debt or Capital Stock of a Person acquired by any Credit Party or any of the Credit Parties’ Subsidiaries as in effect at the time of (and not in anticipation of) such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and/or any of its Subsidiaries, or the property or assets of the Person and/or any of its Subsidiaries, so acquired, (h) any instrument governing Debt incurred in connection with a Permitted Acquisition, (i)(x) customary non-assignment and similar provisions in contracts, leases and licenses entered into in the Ordinary Course of Business, (y) net worth provisions in leases and other agreements and (z) provisions restricting cash or other deposits in agreements entered into by each Credit Party or any Subsidiary of such Credit Party in the Ordinary Course of Business, (j) mortgage financings, purchase money obligations and Capital Lease Obligations that impose restrictions on the property owned or leased, (k) any agreement for the sale or other disposition permitted by this Indenture of the Capital Stock or all or substantially all of the property and assets of a Subsidiary of any Credit Party that restricts distributions by that Subsidiary pending its sale or other disposition, (l) Permitted Liens, (m) restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the Ordinary Course of Business, (n) customary encumbrances or restrictions contained in agreements in connection with Swap Contracts or Bank

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Product Obligations permitted under this Indenture, (o) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the Ordinary Course of Business, (p) any Nalpropion Document, or (q) any consensual encumbrance or restriction of any kind existing under any agreement that extends, renews, refinances, replaces, amends, modifies, restates or supplements the agreements containing the encumbrances or restrictions in the foregoing clauses (a) through (p), or in this clause (q) (provided, that the terms and conditions of any such consensual encumbrance or restriction of any kind that limit the actions described in (A) –  (D) above are no more restrictive than those under or pursuant to the agreement so extended, renewed, refinanced, replaced, amended, modified, restated or supplemented).

SECTION 2. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

SECTION 3.  This Supplemental Indenture shall become effective on the date when the Trustee shall have received: (i) from each of the Credit Parties an executed counterpart hereof signed by such party or facsimile, (ii) a duly executed Officers’ Certificate and Opinion of Counsel as required by the Indenture, (iii) a fully executed copy of Amendment No. 2 to the ABL Facility Agreement, dated as of the date hereof, in the form attached hereto as Exhibit A, and (iv) a fully executed copy of Amendment No. 1 to the Delayed Draw Term Loan Agreement, dated as of the date hereof, in the form attached hereto as Exhibit B.

SECTION 4.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

SECTION 6. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together. The Indenture is hereby incorporated herein, and except as specifically modified herein, the Indenture, as amended, restated, supplemented or otherwise modified by this Supplemental Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions in the Indenture and the Notes shall remain in full force and effect.

SECTION 7. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture, and is not responsible for any recital or statement herein.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PERNIX IRELAND PAIN DESIGNATED ACTIVITY COMPANY, as Issuer
By:	/s/ Kenneth R. Piña
Name:Kenneth R. Piña
Title:Director

PERNIX THERAPEUTICS HOLDINGS, INC., as Guarantor
By:	/s/ Kenneth R. Piña
Name:Kenneth R. Piña
Title:Senior Vice President & Corporate Secretary

PERNIX THERAPEUTICS LLC, as Guarantor
By:	/s/ John A. Sedor
Name:John A. Sedor
Title:Manager

PERNIX MANUFACTURING LLC, as Guarantor
By:	/s/ John A. Sedor
Name:John A. Sedor
Title:Manager

CYPRESS PHARMACEUTICALS, INC., as Guarantor
By:	/s/ Kenneth R. Piña
Name:Kenneth R. Piña
Title:Senior Vice President & Corporate Secretary

PERNIX SLEEP, INC., as Guarantor
By:	/s/ Kenneth R. Piña
Name:Kenneth R. Piña
Title:Senior Vice President & Corporate Secretary

GAINE, INC., as Guarantor
By:	/s/ Kenneth R. Piña
Name:Kenneth R. Piña
Title:Senior Vice President & Corporate Secretary

RESPICOPEA INC., as Guarantor
By:	/s/ Kenneth R. Piña
Name:Kenneth R. Piña
Title:Senior Vice President & Corporate Secretary

MACOVEN PHARMACEUTICALS, L.L.C., as Guarantor
By:	/s/ John A. Sedor
Name:John A. Sedor
Title:Manager

HAWTHORN PHARMACEUTICALS, INC., as Guarantor
By:	/s/ Kenneth R. Piña
Name:Kenneth R. Piña
Title:Senior Vice President & Corporate Secretary

PERNIX IRELAND LIMITED, as Guarantor
By:	/s/ Kenneth R. Piña
Name:Kenneth R. Piña
Title:Director

PERNIX HOLDCO 1, LLC, as Guarantor By: Pernix Therapeutics, LLC Its: Sole Member and Sole Manager
By:	/s/ John A. Sedor
Name:John A. Sedor
Title:Manager

PERNIX HOLDCO 2, LLC, as Guarantor By: Cypress Pharmaceuticals, Inc. Its: Sole Member and Sole Manager
By:	/s/ Kenneth R. Piña
Name:Kenneth R. Piña
Title:Senior Vice President & Corporate Secretary

PERNIX HOLDCO 3, LLC, as Guarantor By: Pernix Therapeutics Holdings, Inc. Its: Sole Member and Sole Manager
By:	/s/ Kenneth R. Piña
Name:Kenneth R. Piña
Title:Senior Vice President & Corporate Secretary

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Lynn M. Steiner
Name:Lynn M. Steiner
Title: Vice President

Exhibit A

Amendment No. 2 to ABL Facility Agreement

Exhibit B

Amendment No. 1 to Delayed Draw Term Loan Agreement